SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 12, 2002
Date of Report (Date of earliest event reported)

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

501 Sycamore Dr., Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         On October 28, 2002, Quantum Corporation (the “Company” or “Quantum”) completed the sale of the principal assets of its Network Attached Storage Division (“NAS”), to SNAP Appliance, Inc. (“SNAP”) f/k/a Broadband Storage, Inc., a privately-held company.   Quantum received $4.7 million cash, a $2.4 million senior secured promissory note, and $3.9 million of SNAP restricted convertible preferred securities.   Quantum has an option to acquire up to an additional $1.8 million of the restricted convertible preferred securities.   Quantum will also provide up to $650,000 of transition services to SNAP, the cost of which has been factored into the aggregate sale price.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The following unaudited pro forma condensed consolidated financial statements present financial information for Quantum giving effect to the sale of the NAS assets, which was consummated on October 28, 2002.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2002 is presented as if the sale had occurred as of that date.   The unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002 are presented as if the sale had occurred at the beginning of the of the respective periods.

         The pro forma condensed consolidated financial statements should be read in conjunction with Quantum’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2002 and the audited consolidated financial statements and notes thereto in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2002.  The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

QUANTUM CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30, 2002

	Historical	Business to be disposed	Pro forma adjustments		Pro forma

Assets
Current assets:
Cash and investments	$305,825	$-	$4,730	A	$310,555
Accounts receivable, net	135,672	-	-		135,672
Inventories	110,811	(2,430)	-		108,381
Deferred income taxes	42,725	-	-		42,725
Service inventories	50,186	(548)	-		49,638
Other current assets	39,216	-	-		39,216

Total current assets	684,435	(2,978)	4,730		686,187

Long-term assets:
Property and equipment, net	74,464	(1,700)	-		72,764
Goodwill, net	68,648	-	-		68,648
Intangible assets, net	84,018	(23,970)	-		60,048
Other assets	25,187	(172)	6,255	A	31,270
Receivable from Maxtor Corporation	95,833	-	-		95,833

Total long-term assets	348,150	(25,842)	6,255		328,563

	$1,032,585	$(28,820)	$10,985		$1,014,750

Liabilities and Group Equity
Current liabilities:
Accounts payable	$101,696	$-	$-		$101,696
Accrued warranty	40,022	(1,034)	-		38,988
Short-term debt	2,654	-	-		2,654
Other accrued liabilities	138,054	-	$950	A	139,004

Total current liabilities	282,426	(1,034)	950		282,342

Other long term liabilities
Deferred income taxes	35,233	-	(6,745)	B	28,488
Convertible subordinated debt	287,500	-	-		287,500
Stockholders' equity	427,426	-	(11,006)	A	416,420

	$1,032,585	$(1,034)	$(16,801)		$1,014,750

QUANTUM CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per-share amounts)

	Three months ended June 30, 2002

	Historical	Business to be disposed	Pro forma adjustments		Pro forma

Product revenue	$165,915	$(9,028)	$-		$156,887
Royalty revenue	45,563	-	-		45,563

Total revenue	211,478	(9,028)	-		202,450
Cost of revenue	148,971	(9,534)	424	C	139,861

Gross margin	62,507	506	(424)		62,589

Operating expenses:
Research and development	29,805	(4,354)	175	C	25,626
Sales and marketing	30,894	(4,872)	68	C	26,090
General and administrative	22,574	(687)	175	C	22,062
Special charges	4,885	(4,261)	-		624

	88,158	(14,174)	418		74,402

Loss from operations	(25,651)	14,680	(842)		(11,831)
Equity investment write-downs	(17,061)	-	-		(17,061)
Interest and other income (expense), net	(3,266)	23			(3,243)

Loss before income taxes	(45,978)	14,703	(842)		(32,117)
Income tax provision (benefit)	(9,393)	4,861	(253)	D	(4,785)

Income (loss) before cumulative effect of an accounting change	(36,585)	9,842	(589)		(27,332)
Cumulative effect of an accounting change	(94,298)	-	-		(94,298)

Net income (loss)	$(130,883)	$9,842	$(589)		$(121,630)

Loss per share before cumulative effect of an accounting change
Basic	$(0.23)				$(0.17)
Diluted	$(0.23)				$(0.17)
Cumulative effect per share of an accounting change
Basic	$(0.60)				$(0.60)
Diluted	$(0.60)				$(0.60)
Net income (loss) per share
Basic	$(0.84)				$(0.78)
Diluted	$(0.84)				$(0.78)
Weighted average common and common equivalent shares
Basic	156,443				156,443
Diluted	156,443				156,443

QUANTUM CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per-share amounts)

	Fiscal Year Ended March 31, 2002

	Historical	Business to be disposed	Pro forma adjustments		Pro forma

Product revenue	$878,476	$(58,117)	$-		$820,359
Royalty revenue	209,316	-	-		209,316

Total revenue	1,087,792	(58,117)	-		1,029,675
Cost of revenue	701,902	(50,058)	226	C	652,070

Gross margin	385,890	(8,059)	(226)		377,605

Operating expenses:
Research and development	126,629	(15,178)			111,451
Sales and marketing	138,476	(27,961)	218	C	110,733
General and administrative	122,191	(11,172)	2,522	C	113,541
Special charges	77,401	(4,545)	-		72,856
Purchased in-process research and development	16,499	(3,299)	-		13,200

	481,196	(62,155)	2,740		421,781

Loss from operations	(95,306)	54,096	(2,966)		(44,176)
Interest and other income (expense), net	(14,495)	59	-		(14,436)

Loss before income taxes	(109,801)	54,155	(2,966)		(58,612)
Income tax provision (benefit)	(27,331)	18,794	(1,075)	D	(9,612)

Loss from continuing operations	(82,470)	35,361	(1,891)		(49,000)
Discontinued operations:
Gain on disposition of HDD group, net of income taxes	124,972	-	-		124,972

Income (loss) from discontinued operations	124,972	-	-		124,972

Net income (loss)	$42,502	$35,361	$(1,891)		$75,972

Loss per share from continuing operations
Basic	$(0.53)				$(0.32)
Diluted	$(0.53)				$(0.32)
Income (loss) per share from discontinued operations
Basic	$0.81				$0.81
Diluted	$0.81				$0.81
Net income (loss) per share
Basic	$0.27				$0.49
Diluted	$0.27				$0.49
Weighted average common and common equivalent shares
Basic	155,169				155,169
Diluted	155,169				155,169

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

         The above unaudited pro forma condensed consolidated financial statements present financial information for Quantum giving effect to the sale of the NAS assets, which was completed on October 28, 2002.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2002 is presented as if the transaction occurred on that date.   The unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2002 and for the fiscal year ended March 31, 2002 are presented as if the transaction had occurred at the beginning of the respective periods and exclude any loss that may be realized upon disposition.

Unaudited Pro Forma Adjustments

(A)   Reflects the sale of NAS assets for a total cash payment of $4.7 million.  The adjustments to other assets reflect the promissory note of $2.4 million and $3.9 million of SNAP restricted convertible preferred securities at October 28, 2002, as partial consideration for the sale.  The adjustments to other accrued liabilities reflect the transition service liabilities ($650,000) and estimated costs and expenses incurred in connection with the sale ($300,000).  Included in retained earnings at June 30, 2002 is the resulting $11 million pro forma loss, net of tax, as if the sale occurred on June 30, 2002.  The loss on disposition will be recorded in the third quarter of fiscal 2003.   The actual loss amount will be determined based on the excess of proceeds received over the actual carrying value of the NAS net assets sold as of October 28, 2002 less direct costs associated with the sale.  Pursuant to Article 11 of Regulation S-X, the preliminary loss to be recognized on the disposition transaction has been excluded from the pro forma condensed consolidated statements of operations for the three months ended June 30, 2002 and the fiscal year ended March 31, 2002 due to its non-recurring nature.

(B)   Represents a pro forma adjustment to deferred income taxes relating to taxable loss on sale.

(C)   Reflects the reversal of the cost allocation to NAS that was previously included in NAS statements of operations.   Quantum will continue to incur these costs without reimbursement from SNAP, resulting in higher operating expenses going forward.

(D)   Represents the tax benefit resulting from additional costs that were previously allocated to NAS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert Executive Vice President, Chief Financial Officer

Dated:    November 12, 2002

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Asset Purchase Agreement, by and between Quantum Corporation and Broadband Storage, Inc., dated as of October 7, 2002, as amended on October 28, 2002.

Exhibit 2.2	Transition Service Agreement, dated as of October 28, 2002, by and between Quantum Corporation and Broadband Storage, Inc.

Exhibit 2.3	Senior Secured Promissory Note, dated as of October 28, 2002, issued by Broadband Storage, Inc. to Quantum Corporation.

Exhibit 2.4	Security Agreement, dated as of October 28, 2002, by and between Quantum Corporation and Broadband Storage, Inc.

Exhibit 2.5

Broadband Storage, Inc. Series B Preferred Stock Purchase and Recapitalization Agreement, dated as of October 14, 2002, as amended on October 24, 2002, by and among Broadband Storage, Inc. and the purchasers of the Series B Preferred Stock.

Exhibit 2.6

Broadband Storage, Inc. Amended and Restated Investor Rights Agreement, dated as of October 15, 2002, as amended on October 24, 2002, by and among Broadband Storage, Inc. and certain purchasers of the Series B Preferred Stock.

Exhibit 2.7	Third Amended and Restated Certificate of Incorporation of Broadband Storage, Inc.

Exhibit 2.8	Broadband Storage, Inc. Amended and Restated Voting Agreement, dated as of October 15, 2002, by and among Broadband Storage, Inc. and certain purchasers of the Series B Preferred Stock.

Exhibit 99.1	Press Release, dated October 15, 2002